UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2010

PAULSON CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-18188

Oregon	93-0589534
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

811 S.W. Naito Parkway, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-243-6000

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Effective August 26, 2010, the Audit Committee of the Board of Directors of Paulson Capital Corp. (the “Company”) approved the engagement of Peterson Sullivan LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010, to replace McGladrey & Pullen, LLP (“McGladrey & Pullen”), who were dismissed as the Company’s auditors as of the same date.

McGladrey & Pullen’s audit reports on the Company’s financial statements as of and for the two most recent fiscal years, ended December 31, 2009 and 2008, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period through August 26, 2010:

(i) there was no disagreement between the Company and McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to McGladrey & Pullen’s satisfaction, would have caused McGladrey & Pullen to make reference thereto in their report on the financial statements;

(ii) none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred; and

(iii) the Company did not consult with Peterson Sullivan regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Company provided McGladrey & Pullen with a copy of the above disclosures. A copy of the letter from McGladrey & Pullen addressed to the Securities and Exchange Commission, dated August 31, 2010, stating its agreement with such statement is attached as Exhibit 16.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter from McGladrey & Pullen, LLP regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2010	PAULSON CAPITAL CORP.

	By:	/s/ Barbara James
Barbara James
Asst. Corp. Secretary